Exhibit 10.17

FORM OF

NOTICE OF CONVERSION

In consideration of $10.00 paid to the holder hereof, along with a waiver of all dividend rights relating to the Dividend Period subsequent to March 30, 2013, for all shares of 15% Series A1 Convertible Preferred Stock (“Series A1 Preferred Stock”) of Arête Industries, Inc., (the “Company”) in the name of the undersigned, the undersigned holder does hereby elect to convert                  shares of 15% Series A1 Preferred Stock into                  shares of common stock of the Company (at a deemed conversion price of $0.75 per common share) and does hereby tender to the Company a stock certificate in respect of such converted shares.

HOLDER

By:
Name:

Date: June 28, 2013

ACCEPTED:

ARÊTE INDUSTRIES, INC.

By:
Nicholas Scheidt
President and Chief Executive Officer

Date: June 28, 2013